UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 7, 2011, Walker & Dunlop, Inc. (the “Company”) held its Annual Meeting of Stockholders. There were 22,196,755 shares of common stock eligible to vote at the 2011 Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of directors for a one-year term expiring at the 2012 Annual Meeting of stockholders:

			Broker
	Votes For	Withheld	Non-votes
Alan J. Bowers	18,393,302	15,364	1,102,272
Mitchell M. Gaynor	18,148,225	260,441	1,102,272
Cynthia A. Hallenbeck	18,393,302	15,364	1,102,272
John Rice	18,393,302	15,364	1,102,272
Dana L. Schmaltz	18,393,302	15,364	1,102,272
Howard W. Smith, III	18,388,011	20,655	1,102,272
Edmund F. Taylor	18,388,011	20,655	1,102,272
William M. Walker	18,387,123	21,543	1,102,272

2. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2011:

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
19,499,089	2,435	9,414	—

3. Non-binding advisory vote on executive compensation.

	Votes		Broker
Votes For	Against	Abstentions	Non-votes
18,372,907	23,922	11,837	1,102,272

4. Non-binding advisory vote on the frequency of the advisory vote on executive compensation.

One	Two	Three		Broker
Year	Years	Years	Abstentions	Non-votes
2,897,105	171,458	15,330,971	9,132	1,102,272

In light of the voting results on proposal 4, the Company has determined to provide shareholders with the opportunity to cast a non-binding advisory vote on the compensation of executives every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: June 8, 2011	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel and
Secretary